As filed with the Securities and Exchange Commission on July 28, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Tyson Foods, Inc.*

(Exact Name of Registrant as Specified in Its Charter)

Delaware	71-0225165
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
2200 Don Tyson Parkway Springdale, Arkansas 72762-6999 (479) 290-4000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David L. Van Bebber Executive Vice President and General Counsel Tyson Foods, Inc. 2200 Don Tyson Parkway Springdale, Arkansas 72762-6999 (479) 290-4000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Richard D. Truesdell, Jr., Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

*	Includes Tyson Fresh Meats, Inc., a Delaware corporation and subsidiary of Tyson Foods, Inc., whose I.R.S. Employer Identification Number is 71-0857514. The address for the additional registrant’s principal executive office is 2200 Don Tyson Parkway, Springdale, Arkansas 72762-6999, and the telephone number for the additional registrant’s principal executive office is (479) 290-4000.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Class A Common Stock, par value $0.10 per share
Preferred Stock
Debt Securities
Guarantees of Debt Securities(2)
Warrants
Purchase Contracts
Units(3)

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).
(2)	Guarantees of Tyson Foods, Inc.’s debt securities by its subsidiary Tyson Fresh Meats, Inc. Pursuant to Rule 457(n), no separate fee is required therefor.
(3)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

PROSPECTUS

Tyson Foods, Inc.

Class A Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Warrants

Purchase Contracts

Units

Tyson Foods, Inc. may offer from time to time Class A common stock, preferred stock, debt securities, warrants, purchase contracts or units. The debt securities may consist of debentures, notes or other types of debt and any guarantees thereof will be issued by Tyson Fresh Meats, Inc., a subsidiary of Tyson. In addition, certain selling securityholders to be identified in supplements to this prospectus may offer and sell these securities from time to time. We will provide the specific terms of any offering of these securities, together with the terms of the offering, the public offering price and our net proceeds from the sale thereof, in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.

We may sell these securities on a continuous or delayed basis through one or more agents, dealers or underwriters as designated from time to time, or directly to purchasers or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities will be the public offering price of those securities less the applicable discount, in the case of an offering made through an underwriter, or the purchase price of those securities less the applicable commission, in the case of an offering through an agent, and, in each case, less other expenses payable by us in connection with the issuance and distribution of those securities.

Investing in our securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 28, 2014.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. The terms “Tyson,” “we,” “us,” and “our” refer to Tyson Foods, Inc. and its subsidiaries.

i

OUR COMPANY

We are one of the world’s largest meat protein companies and the second-largest food production company in the Fortune 500 with one of the most recognized brand names in the food industry. We produce, distribute and market chicken, beef, pork, prepared foods and related allied products. Our operations are conducted in five segments: Chicken, Beef, Pork, Prepared Foods and International. Some of the key factors influencing our business are customer demand for our products; the ability to maintain and grow relationships with customers and introduce new and innovative products to the marketplace; accessibility of international markets; market prices for our products; the cost and availability of live cattle and hogs, raw materials, grain and feed ingredients; and operating efficiencies of our facilities.

We operate a fully vertically integrated poultry production process. Our integrated operations consist of breeding stock, contract growers, feed production, processing, further-processing, marketing and transportation of chicken and related allied products, including animal and pet food ingredients. Through our wholly-owned subsidiary, Cobb-Vantress, Inc., we are one of the leading poultry breeding stock suppliers in the world. Investing in breeding stock research and development allows us to breed into our flocks the characteristics found to be most desirable.

We also process live fed cattle and hogs and fabricate dressed beef and pork carcasses into primal and sub-primal meat cuts, case ready beef and pork and fully-cooked meats. In addition, we derive value from allied products such as hides and variety meats sold to further processors and others.

We produce a wide range of fresh, value-added, frozen and refrigerated food products. Our products are marketed and sold primarily by our sales staff to grocery retailers, grocery wholesalers, meat distributors, warehouse club stores, military commissaries, industrial food processing companies, chain restaurants or their distributors, international export companies and domestic distributors who serve restaurants, foodservice operations such as plant and school cafeterias, convenience stores, hospitals and other vendors. Additionally, sales to the military and a portion of sales to international markets are made through independent brokers and trading companies.

We commenced business in 1935, were incorporated in Arkansas in 1947, and were reincorporated in Delaware in 1986. Our Class A common stock is traded on the New York Stock Exchange under the symbol “TSN.”

During the second quarter of fiscal 2014, we began reporting our International operations as a separate segment, which was previously included in our Chicken segment. All amounts in this prospectus supplement reflect this reclassification, and all references to our Annual Report on Form 10-K for the fiscal year ended September 28, 2013 and to our Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2014 shall be deemed to include the reclassified amounts set forth in our Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 28, 2014.

Our principal executive offices are located at 2200 Don Tyson Parkway, Springdale, Arkansas 72762-6999, and our telephone number at that address is (479) 290-4000. Our website is located at http://www.tysonfoods.com. Information on our website is not part of this prospectus or any accompanying prospectus supplement.

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and information incorporated by reference after the date of this prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus, any prospectus supplement and any free writing prospectus, together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our Class A common stock is listed and traded on the New York Stock Exchange, or “NYSE.” You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us, including certain SEC filings, is also available at our website at http://ir.tyson.com. However, the information on our website is not a part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated or deemed to be incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” prior to the termination of the offering under this prospectus (provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•

Our Annual Report on Form 10-K for the fiscal year ended September 28, 2013, including those portions of our Definitive Proxy Statement on Schedule 14A filed on December 20, 2013 that are specifically incorporated by reference into such Annual Report on Form 10-K (except for Part I, Items 1 and 2 and Part II, Items 6, 7 and 8, which were superseded by Part I, Items 1 and 2 and Part II, Items 6, 7 and 8, respectively, included in the Current Report on Form 8-K filed on July 28, 2014);

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Our Quarterly Reports on Form 10-Q for the quarters ended December 28, 2013 (except for Part I, Items 1 and 2, which were superseded by Part I, Items 1 and 2, respectively, included in the Current Report on Form 8-K filed on July 28, 2014) and March 29, 2014;

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Our Current Reports on Form 8-K filed with the SEC on February 4, 2014, June 4, 2014, June 10, 2014, July 1, 2014, July 2, 2014, July 17, 2014 and July 28, 2014 (except for Item 2.02 and the related Exhibit 99.1); and

•	Our Registration Statement on Form 8-A dated October 14, 1997.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Investor Relations Department

Tyson Foods, Inc.

2200 Don Tyson Parkway

Springdale, AR 72762-6999

(479) 290-4524

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference a number of forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar expressions. Such forward-looking statements include, but are not limited to, current views and estimates of our outlook for fiscal 2014, other future economic circumstances, industry conditions in domestic and international markets, our performance and financial results (e.g., debt levels, return on invested capital, value-added product growth, capital expenditures, tax rates, access to foreign markets and dividend policy). These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. We wish to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Among the factors that may cause actual results and experiences to differ from anticipated results and expectations expressed in such forward-looking statements are the following: (i) the effect of, or changes in, general economic conditions; (ii) fluctuations in the cost and availability of inputs and raw materials, such as live cattle, live swine, feed grains (including corn and soybean meal) and energy; (iii) market conditions for finished products, including competition from other global and domestic food processors, supply and pricing of competing products and alternative proteins and demand for alternative proteins; (iv) successful rationalization of existing facilities and operating efficiencies of the facilities; (v) risks associated with our commodity purchasing activities; (vi) access to foreign markets together with foreign economic conditions, including currency fluctuations, import/export restrictions and foreign politics; (vii) outbreak of a livestock disease (such as avian influenza (AI) or bovine spongiform encephalopathy (BSE)), which could have an adverse effect on livestock we own, the availability of livestock we purchase, consumer perception of certain protein products or our ability to access certain domestic and foreign markets; (viii) changes in availability and relative costs of labor and contract growers and our ability to maintain good relationships with employees, labor unions, contract growers and independent producers providing us livestock; (ix) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (x) changes in consumer preference and diets and our ability to identify and react to consumer trends; (xi) significant marketing plan changes by large customers or loss of one or more large customers; (xii) adverse results from litigation; (xiii) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xiv) compliance with and changes to regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws; (xv) our ability to make effective acquisitions or joint ventures and successfully integrate newly acquired businesses into existing operations; (xvi) effectiveness of advertising and marketing programs; and (xvii) those factors listed under Item 1A. “Risk Factors” included in our Annual Report filed on Form 10-K for the year ended September 28, 2013 and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You should refer to the “Risk Factors” section of this prospectus and to the Company’s periodic and current reports filed with the SEC for specific risks which would cause actual results to be significantly different from those expressed or implied by these forward-looking statements. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, readers of this prospectus are cautioned not to place undue reliance on the forward-looking statements.

RISK FACTORS

An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended September 28, 2013, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, financial position, results of operations or liquidity could be adversely affected by any of these risks.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Six Months Ended March 29, 2014	Fiscal Years
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges(a)	8.80	6.71	4.58	4.48	4.38	(b	)

(a)	For the purposes of calculating the ratio of earnings to fixed charges, “earnings” consist of income (loss) from continuing operations before income taxes, fixed charges, and amortization of capitalized interest, but excludes equity method investment earnings and capitalized interest. “Fixed charges” consist of (i) interest on indebtedness, whether expensed or capitalized, (ii) that portion of rental expense the Company believes to be representative of interest (one-third of rental expense) and (iii) amortization of debt discount and expense.
(b)	In fiscal 2009, our earnings were insufficient to cover our fixed charges by $540.0 million.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our certificate of incorporation (“Certificate of Incorporation”), our bylaws (“Bylaws”) and applicable provisions of law. We have summarized certain portions of the Certificate of Incorporation and Bylaws below. The summary is not complete. The Certificate of Incorporation and Bylaws are incorporated by reference into the registration statement for these securities that we have filed with the SEC and have been filed as exhibits to our Annual Report on Form 10-K for the year ended September 28, 2013. You should read the Certificate of Incorporation and Bylaws for the provisions that are important to you. In this “Description of Capital Stock,” unless otherwise indicated, “we,” “us,” “our,” “the Company” and similar words refer to Tyson Foods, Inc. and not any of its subsidiaries.

Capital Stock

We currently have issued and outstanding two classes of capital stock, Class A common stock, par value $0.10 per share, and Class B common stock, par value $0.10 per share. Our Restated Certificate of Incorporation authorizes the issuance of up to 900 million shares of each of Class A common stock and Class B common stock. The holders of Class A common stock are entitled to one vote, and the holders of Class B common stock are entitled to ten votes, for each share held of record on all matters submitted to a vote of stockholders, including the election of directors. Except as required by law, holders of Class A common stock and Class B common stock vote together as a single class; provided, however, that holders of Class A common stock and Class B common stock vote separately as a class with respect to the issuance of additional shares of Class B common stock (except in connection with stock splits and stock dividends). Holders of Class A common stock and holders of Class B common stock do not have cumulative voting rights. Holders of Class A common stock and Class B common stock are entitled to receive such dividends and other distributions in cash, stock or property of the Company as may be determined by our board of directors out of any funds legally available therefor; provided, however, that no cash dividend may be paid on Class B common stock unless a cash dividend is simultaneously paid on Class A common stock, and the per share amount of the cash dividend paid on Class B common stock cannot exceed 90% of the per share cash dividend simultaneously paid on Class A common stock. In the case of dividends or other distributions payable in common stock, including distributions pursuant to stock splits or divisions, such distributions or divisions will be in the same proportion with respect to each class of stock, but only shares of Class A common stock will be distributed with respect to Class A common stock and only shares of Class B common stock will be distributed with respect to Class B common stock. In the case of any combination or reclassification of Class A common stock, the shares of Class B common stock will also be combined or reclassified so that the relationship between the number of shares of Class B common stock and Class A common stock outstanding immediately following such combination or reclassification will be the same as the relationship between Class B common stock and Class A common stock immediately prior to such combination or reclassification.

Upon liquidation of the Company, the holders of Class A common stock and Class B common stock share ratably in the assets, if any, remaining after payment of all debts and liabilities of the Company; provided that a merger or consolidation of the Company with or into any other corporation or a sale or conveyance of all or any part of the assets of the Company (which does not in fact result in the liquidation of the Company and the distribution of assets to our stockholders) will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company. Such holders do not have preemptive, conversion or redemption rights, except that each holder of Class B common stock may, at such holder’s option, and upon written notice to the Company, convert each share of Class B common stock into one fully paid and nonassessable share of Class A common stock.

Article Fourth of our Restated Certificate of Incorporation provides that the holders of the outstanding shares of Class B common stock may waive or suspend (i) certain of their rights to convert their shares of Class B common stock into shares of Class A common stock on a share-for-share basis or as provided in such stock certificates and (ii) the Company’s obligation imposed by a covenant contained in such Article to reserve and keep available for issuance shares of Class A common stock sufficient to provide for any such conversion of all outstanding shares of Class B common stock.

The transfer agent and registrar for our Class A common stock is Computershare, Inc.

Our Class A common stock is listed on the NYSE under the symbol “TSN.”

Preferred Stock

When we or the selling securityholders offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and will also be subject to our Restated Certificate of Incorporation.

The transfer agent for each series of preferred stock will be described in the relevant prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

Any debt securities that we may issue will constitute either senior or subordinated debt of the Company. Any debt securities that are sold may be exchangeable for and/or convertible into Class A common stock or any other securities that may be sold under this prospectus. Any debt securities will be issued under an indenture dated as of June 1, 1995, as supplemented (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.)), as Trustee (the “Trustee”), or one or more separate indentures between the Company and a designated trustee. We will include a prospectus supplement on the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities.

The following is a summary of the Indenture under which senior debt securities may be issued. The following statements are subject to the detailed provisions of the Indenture. We have filed a copy of the Indenture as an exhibit to the registration statement of which this prospectus is a part. The Indenture is also available for inspection at the office of the Trustee. Section references are to the Indenture. The following summarizes the material terms of the Indenture; however, the following summaries of certain provisions of the Indenture are not complete. Wherever particular provisions of the Indenture are referred to, such provisions, including definitions of certain terms, are incorporated by reference as part of such summaries or terms, which are qualified in their entirety by such reference to the provisions of the Indenture. Definitions of certain terms used in this “Description of Debt Securities” may be found below under “—Certain Definitions.” In this “Description of Debt Securities,” unless otherwise indicated, “we,” “us,” “our,” “the Company” and similar words refer to Tyson Foods, Inc. and not any of its subsidiaries.

General

The Indenture does not limit the aggregate principal amount of debt securities which may be issued under the Indenture and provides that the debt securities may be issued from time to time in one or more series, as authorized from time to time by our Board of Directors, any committee of our Board of Directors or any duly authorized officer. The debt securities will be direct, unsecured and unsubordinated obligations of the Company and will rank on a parity with our other unsecured and unsubordinated indebtedness. The debt securities will be effectively subordinated to our senior secured indebtedness to the extent of the value of the collateral securing such indebtedness. Except as described under “Certain Covenants,” the Indenture does not limit other indebtedness or securities which may be incurred or issued by the Company or any of its subsidiaries or contain financial or similar restrictions on the Company or any of its subsidiaries. The Company’s rights and the rights of its creditors, including holders of debt securities, to participate in any distribution of assets of any subsidiary upon the latter’s liquidation or reorganization or otherwise are effectively subordinated to the claims of the subsidiary’s creditors, except to the extent that the Company or any of its creditors may itself be a creditor of that subsidiary.

The debt securities may be guaranteed by one or more of the wholly-owned domestic subsidiaries of the Company (each a “Subsidiary Guarantor”), as described in the applicable prospectus supplement that accompanies this prospectus. Each guarantee of the debt securities will be a general obligation of the Subsidiary Guarantor and will rank on a parity with the other unsecured and unsubordinated indebtedness of the Subsidiary Guarantor. The guarantees will be effectively subordinated to any secured indebtedness of the Subsidiary Guarantors, to the extent of the value of the collateral securing such indebtedness.

The particular terms of a series of debt securities will be set forth in an officers’ certificate or supplemental indenture, and described in the applicable prospectus supplement. We urge you to read the Indenture as supplemented by any officers’ certificate or supplemental indenture because the Indenture, as supplemented, and not this section, defines your rights as a holder of the debt securities.

The prospectus supplement which accompanies this prospectus will set forth where applicable the following terms of and information relating to the debt securities in respect of which this prospectus is being delivered (“Offered Securities”):

•	the designation of the Offered Securities;

•	the aggregate principal amount of the Offered Securities;

•	the date or dates on which principal of, and premium, if any, on the Offered Securities is payable;

•

the rate or rates at which the Offered Securities shall bear interest, if any, or the method by which such rate shall be determined, and the basis on which interest shall be calculated if other than a 360-day year consisting of twelve 30-day months, the date or dates from which such interest will accrue and on which such interest will be payable and the related record dates;

•	if the Offered Securities will be guaranteed by one or more of the subsidiaries of the Company;

•	if other than the offices of the Trustee, the place where the principal of and any premium or interest on the Offered Securities will be payable;

•	any redemption, repayment or sinking fund provisions;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations in which the Offered Securities will be issuable;

•	if other than the principal amount of such debt security, the portion of the principal amount due upon acceleration;

•	if other than U.S. dollars, the currency or currencies (including composite currencies) in which the Offered Securities are denominated or payable;

•	whether the Offered Securities shall be issued in the form of a global security or securities;

•	if applicable, a discussion of any material United States federal income tax considerations;

•	any other specific terms of the Offered Securities; and

•	the identity of any trustees, depositories, authenticating or paying agents, transfer agents or registrars with respect to the Offered Securities. (Section 2.3)

The debt securities will be issued either in certificated, fully registered form, without coupons, or as global securities under a book-entry system, as specified in the accompanying prospectus supplement. See “Form of Securities.”

Unless otherwise specified in the accompanying prospectus supplement, principal and premium, if any, will be payable, and the debt securities will be transferable and exchangeable without any service charge, at the office of the Trustee. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any such transfer or exchange. (Sections 2.7, 4.1 and 4.2)

Unless otherwise specified in the accompanying prospectus supplement, interest on any series of debt securities will be payable on the interest payment dates set forth in the accompanying prospectus supplement to the persons in whose names the debt securities are registered at the close of business on the related record date and will be paid, at the option of the Company, by wire transfer or by checks mailed to such persons. (Sections 2.7 and 4.1)

If the debt securities are issued as Original Issue Discount Securities (as defined in the Indenture) bearing no interest or interest at a rate which at the time of issuance is below market rates and are to be sold at a substantial discount below their stated principal amount, the other special considerations applicable to such Original Issue Discount Securities will be generally described in the prospectus supplement.

Unless otherwise described in the accompanying prospectus supplement, there are no covenants or provisions contained in the Indenture which afford the holders of the debt securities protection in the event of a highly leveraged transaction involving the Company. Reference is made to the applicable prospectus supplement for information with respect to any additions to, or modifications or deletions of, the events of default or covenants described below.

Certain Covenants

Restrictions on Liens. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary (as defined below) to, create, incur or suffer to exist any mortgage or pledge, as security for any indebtedness, on or of any shares of stock, indebtedness or other obligations of a Subsidiary (as defined below) or any Principal Property (as defined below) of the Company or a Restricted Subsidiary, whether such shares of stock, indebtedness or other obligations of a Subsidiary or Principal Property is owned at the date of the Indenture or acquired after the date of the Indenture, unless the Company secures or causes such Restricted Subsidiary to secure the outstanding debt securities equally and ratably with all indebtedness secured by such mortgage or pledge, so long as such indebtedness shall be so secured. This covenant will not apply in the case of:

(i) the creation of any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the Indenture (including acquisitions by way of merger or consolidation) by the Company or a Restricted Subsidiary contemporaneously with such acquisition, or within 180 days after such acquisition, to secure or provide for the payment or financing of any part of the purchase price of such acquisition, or the assumption of any mortgage, pledge or other lien upon any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the Indenture existing at the time of such acquisition, or the acquisition of any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property subject to any mortgage, pledge or other lien without the assumption of such mortgage, pledge or other liens, provided that every such mortgage, pledge or lien referred to in this clause (i) will attach only to the shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property so acquired and fixed improvements on such Principal Property;

(ii) any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property existing at the date of this Indenture;

(iii) any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property in favor of the Company or any Restricted Subsidiary;

(iv) any mortgage, pledge or other lien on Principal Property being constructed or improved securing loans to finance such construction or improvements;

(v) any mortgage, pledge or other lien on shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property incurred in connection with the issuance of tax-exempt governmental obligations; and

(vi) any renewal of or substitution for any mortgage, pledge or other lien permitted by any of the preceding clauses (i) through (v),

provided, in the case of a mortgage, pledge or other lien permitted under clause (i), (ii) or (iv), the indebtedness secured is not increased nor the lien extended to any additional shares of stock, indebtedness or other obligations of a Subsidiary or any additional Principal Property.

Notwithstanding the foregoing, the Company or any Restricted Subsidiary may create or assume liens in addition to those permitted by this paragraph, and renew, extend or replace such liens, provided that at the time of such creation, assumption, renewal, extension or replacement, and after giving effect to such creation, assumption, renewal, extension or replacement, Exempted Debt (as defined below) does not exceed 10% of Consolidated Net Tangible Assets (as defined below). (Section 4.3)

Restrictions on Sale and Lease-Back Transactions. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, sell or transfer, directly or indirectly, except to the Company or a Restricted Subsidiary, any Principal Property as an entirety, or any substantial portion of such property, with the intention of taking back a lease of such property, except a lease for a period of three years or less at the end of which it is intended that the use of such property by the lessee will be discontinued; provided that, notwithstanding the foregoing, the Company or any Restricted Subsidiary may sell any such Principal Property and lease it back for a longer period (i) if the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions described above under “—Restrictions on Liens,” to create a mortgage on the property to be leased securing Funded Debt (as defined below) in an amount equal to the Attributable Debt (as defined below) with respect to such sale and lease-back transaction without equally and ratably securing the outstanding debt securities or (ii) if (A) the Company promptly informs the Trustee of such transaction, (B) the net proceeds of such transaction are at least equal to the fair value (as determined by board resolution of the Company) of such property and (C) the Company causes an amount equal to the net proceeds of the sale to be applied to the retirement, within 180 days after receipt of such proceeds, of Funded Debt incurred or assumed by the Company or a Restricted Subsidiary (including the debt securities); provided further that, in lieu of applying all of or any part of such net proceeds to such retirement, the Company may, within 75 days after such sale, deliver or cause to be delivered to the applicable trustee for cancellation either debentures or notes evidencing Funded Debt of the Company (which may include the outstanding debt securities) or of a Restricted Subsidiary previously authenticated and delivered by the applicable trustee, and not previously tendered for sinking fund purposes or called for a sinking fund or otherwise applied as a credit against an obligation to redeem or retire such notes or debentures, and an officers’ certificate (which will be delivered to the Trustee and each paying agent and which need not contain the statements prescribed by the second paragraph of Section 10.4 of the Indenture) stating that the Company elects to deliver or cause to be delivered such debentures or notes in lieu of retiring Funded Debt as provided in the Indenture. If the Company shall so deliver debentures or notes to the applicable trustee and the Company shall duly deliver such officers’ certificate, the amount of cash which the Company will be required to apply to the retirement of Funded Debt under this provision of the Indenture shall be reduced by an amount equal to the aggregate of the then applicable optional redemption prices (not including any optional sinking fund redemption prices) of such debentures or notes or, if there are no such redemption prices, the principal amount of such debentures or notes; provided, that in the case of debentures or notes which provide for an amount less than the principal amount of such debentures or notes to be due and payable upon a declaration of the maturity of such debentures or notes, such amount of cash shall be reduced by the amount of principal of such debentures or notes that would be due and payable as of the date of such application upon a declaration of acceleration of the maturity of such debentures or notes pursuant to the terms of the Indenture pursuant to which such debentures or notes were issued. Notwithstanding the foregoing, the Company or any Restricted Subsidiary may enter into sale and lease-back transactions in addition to those permitted by this paragraph and without any obligation to retire any outstanding debt securities or other Funded Debt, provided that at the time of entering into such sale and lease-back transactions and after giving effect to such transactions, Exempted Debt does not exceed 10% of Consolidated Net Tangible Assets. (Section 4.4)

Certain Definitions

The term “Attributable Debt” as defined in the Indenture means, as to any particular lease under which any Person (as defined in the Indenture) is at the time liable, other than a capital lease, and at any date as of which the amount of such lease is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term of such lease as determined in accordance with generally accepted accounting principles, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a capital lease with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. “Attributable Debt” means, as to a capital lease under which any Person is at the time liable and at any date as of which the amount of such lease is to be determined, the capitalized amount of such lease that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

The term “Consolidated Net Tangible Assets” as defined in the Indenture means the excess over the current liabilities of the Company of all of its assets as determined by the Company and as would be set forth in a consolidated balance sheet of the Company and its Subsidiaries, on a consolidated basis, in accordance with generally accepted accounting principles as of a date within 90 days of the date of such determination, after deducting goodwill, trademarks, patents, other like intangibles and minority interests of others.

The term “Exempted Debt” as defined in the Indenture means the sum, without duplication, of the following items outstanding of the date Exempted Debt is being determined:

(i) indebtedness of the Company and its Restricted Subsidiaries incurred after the date of the Indenture and secured by liens created, assumed or otherwise incurred or permitted to exist pursuant to the provision described in the last sentence under “Certain Covenants—Restrictions on Liens” and

(ii) Attributable Debt of the Company and its Restricted Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property entered into pursuant to the provision described in the last sentence under “—Certain Covenants—Restrictions on Sale and Lease-Back Transactions.”

The term “Funded Debt” as defined in the Indenture means all indebtedness for money borrowed, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of the obligor in respect of such indebtedness, beyond one year from its creation.

The term “Principal Property” as defined in the Indenture means:

(i) land, land improvements, buildings and associated factory equipment owned or leased pursuant to a capital lease and used by the Company or a Restricted Subsidiary primarily for processing, producing, packaging or storing its products, raw materials, inventories or other materials and supplies and located within the United States of America and having an acquisition cost plus capitalized improvements in excess of 1% of Consolidated Net Tangible Assets as of the date of such determination;

(ii) certain property referred to in the Indenture; and

(iii) any asset held by Tyson Holding Company (which was subsequently merged with and into Tyson Foods, Inc.)

but shall not include any such property or assets described in clauses (i), (ii) or (iii) that is financed through the issuance of tax exempt governmental obligations, or any such property or assets that has been determined by board resolution of the Company not to be of material importance to the respective businesses conducted by the Company or such Restricted Subsidiary, effective as of the date such resolution is adopted.

The term “Restricted Subsidiary” as defined in the Indenture means any Subsidiary organized and existing under the laws of the United States of America and the principal business of which is carried on within the United States of America which owns or is a lessee pursuant to a capital lease of any Principal Property or owns shares of capital stock or indebtedness of another Restricted Subsidiary other than:

(i) each Subsidiary the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination of such operations; and

(ii) each Subsidiary formed or acquired after the date of the Indenture for the purpose of acquiring the business or assets of another person and which does not acquire all or any substantial part of the business or assets of the Company or any Restricted Subsidiary;

provided, however, the Board of Directors of the Company may declare any such Subsidiary to be a Restricted Subsidiary effective as of the date such resolution is adopted.

The term “Subsidiary” as defined in the Indenture means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock (as defined in the Indenture) is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

Restrictions on Consolidations, Mergers and Sales of Assets

The Indenture provides that the Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation with or merger with or into a Subsidiary) or permit any Person to merge with or into the Company unless:

(a) either

(i) the Company will be the continuing Person or

(ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction of the United States of America and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the debt securities and the Company shall have delivered to the Trustee an opinion of counsel stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with; and

(b) immediately after giving effect to such transaction, no Default (as defined in the Indenture) shall have occurred and be continuing. (Section 5.1)

Events of Default

An “Event of Default,” as defined in the Indenture and applicable to debt securities, will occur with respect to the debt securities of any series if:

(a) the Company defaults in the payment of the principal of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption, mandatory repurchase or otherwise;

(b) the Company defaults in the payment of interest on any debt security of such series when the same becomes due and payable, and such default continues for a period of 30 days;

(c) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture with respect to the debt securities of such series and such default or breach continues for a period of 30 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders (as defined in the Indenture) of 25% or more in aggregate principal amount of the debt securities of such series;

(d) an involuntary case or other proceeding shall be commenced against the Company with respect to it or its debts under any bankruptcy, insolvency or other similar law seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company under the federal bankruptcy laws;

(e) the Company

(i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law, or consents to the entry of an order for relief in an involuntary case under any such law,

(ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for all or substantially all of the property and assets of the Company or

(iii) effects any general assignment for the benefit of creditors; or

(f) any other Events of Default set forth in the applicable prospectus supplement occurs. (Section 6.1)

The Indenture provides that if an Event of Default described in clauses (a), (b), (c) or (f) above (if such Event of Default under clause (c) or (f) is with respect to one or more but not all series of debt securities then outstanding) occurs and is continuing, then, and in each and every such case, except for any series of debt securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the debt securities of each such series then outstanding under the Indenture (each such series voting as a separate class) by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire principal (or, if the debt securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series and set forth in the applicable prospectus supplement) of all debt securities of all such series, and the interest accrued on such debt securities, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (c) or (f) occurs and is continuing with respect to all series of debt securities then outstanding, then and in each and every such case, unless the principal of all the debt securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the debt securities then outstanding under the Indenture (treated as one class), by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire principal (or, if any debt securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms of such Original Issue Discount Securities and set forth in the applicable prospectus supplement) of all the debt securities then outstanding and interest accrued on such debt securities, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (d) or (e) occurs and is continuing, then the principal amount (or, if any debt securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms of such Original Issue Discount Securities and set forth in the applicable prospectus supplement) of all the debt securities then outstanding and interest accrued on such debt securities, if any, shall be and become immediately due and payable, without any notice or other action by any Holder or the Trustee, to the full extent permitted by applicable law.

The provisions described in the paragraph above, however, are subject to the condition that if, at any time after the principal (or, if the debt securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms of such Original Issue Discount Securities and set forth in the applicable prospectus supplement) of the debt securities of any series (or of all the debt securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as provided in the Indenture, the Company will pay or will deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the debt securities of each such series (or of all the debt securities, as the case may be) and the principal of any and all debt securities of each such series (or of all the debt securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or yield to maturity (in the case of Original Issue Discount Securities) specified in the debt securities of each such series and set forth in the applicable prospectus supplement to the date of such payment or deposit) and such amount as shall be sufficient to cover all amounts owing to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of debt securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided in the Indenture, then and in every such case the Holders of a majority in aggregate principal amount of all the debt securities of each such series, or of all the debt securities, in each case voting as a single class, then outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to each such series (or with respect to all the debt securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment will extend to or shall affect any subsequent default or shall impair any right consequent on such default. For all purposes under the Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions described above, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities will be deemed, for all purposes under the Indenture, to be such portion of the principal of such Original Issue Discount Securities as shall be due and payable as a result of such acceleration, and payment of such portion of the principal of such Original Issue Discount Securities as shall be due and payable as a result of such acceleration, together with interest, if any, on such Original Issue Discount Securities and all other amounts owing under the Indenture, shall constitute payment in full of such Original Issue Discount Securities. (Section 6.2)

The Indenture contains a provision under which, subject to the duty of the Trustee during a default to act with the standard of care required by law:

(i) the Trustee may rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person, and the Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

(ii) before the Trustee acts or refrains from acting, it may require an officers’ certificate or an opinion of counsel, and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

(iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

(iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of a majority in principal amount of the outstanding debt securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture; and

(vi) the Trustee may consult with counsel and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it under the Indenture in good faith and in reliance on such advice or opinion. (Section 7.2)

Subject to such provisions in the Indenture for the indemnification of the Trustee and certain other limitations, the Holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series affected (each such series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further, that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of debt securities pursuant to this paragraph. (Section 6.5)

The Indenture provides that no Holder of any debt security of any series may institute any proceeding, judicial or otherwise, with respect to the Indenture or the debt securities of such series, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

(i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the debt securities of such series;

(ii) the Holders of at least 25% in aggregate principal amount of outstanding debt securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture;

(iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding debt securities of such series have not given the Trustee a direction that is inconsistent with such written request.

A Holder may not use the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder. (Section 6.6)

The Indenture contains a covenant that the Company will file annually, not more than 90 days after the end of its fiscal year, with the Trustee a certification from the principal executive officer, principal financial officer or principal accounting officer that a review has been conducted of the activities of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ performance under the Indenture and that the Company has complied with all conditions and covenants under the Indenture. (Section 4.6)

Discharge, Defeasance and Covenant Defeasance

The Indenture provides that, except as provided below, the Company may terminate its obligations under the debt securities of any series and the Indenture with respect to debt securities of such series if:

(i) all debt securities of such series previously authenticated and delivered (other than destroyed, lost or stolen debt securities of such series that have been replaced or debt securities of such series that are fully paid or debt securities of such series for whose payment money or debt securities have previously been held in trust and subsequently repaid to the Company, as provided in the Indenture) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it under the Indenture; or

(ii)(A) the debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders of such debt securities for that purpose, money or U.S. Government Obligations (as defined in the Indenture) or a combination of money and U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification of such firm delivered to the Trustee), without consideration of any reinvestment, to pay principal of and interest on the debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it under the Indenture, (C) no default with respect to the debt securities of such series has occurred and is continuing on the date of such deposit, (D) such deposit does not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company delivers to the Trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

With respect to the foregoing clause (i), only the Company’s obligations under Section 7.7 of the Indenture in respect of the debt securities of such series shall survive. With respect to the foregoing clause (ii), only the Company’s obligations in Sections 2.2 (Execution and Authorization), 2.3 (Amount Unlimited; Issuable in Series), 2.4 (Denomination and Date of Securities; Payments of Interest), 2.5 (Registrar and Paying Agent; Agents Generally), 2.6 (Paying Agent to Hold Money in Trust), 2.7 (Transfer and Exchange), 2.11 (Cancellation), 4.2 (Maintenance of Office or Agency), 7.7 (Compensation and Indemnity), 7.8 (Replacement of Trustee), 8.5 (Repayment by Company) and 8.6 (Reinstatement) of the Indenture in respect of the debt securities of such series shall survive until the debt securities of such series are no longer outstanding. Once there are no longer any debt securities of a particular series outstanding, only the Company’s obligations in Sections 7.7, 8.5 and 8.6 of the Indenture in respect of the debt securities of such series shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the debt securities of such series and this Indenture with respect to the debt securities of such series except for those surviving obligations specified above. (Section 8.1)

The Indenture provides that, except as provided below, the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities of any series after the period specified in clause (iv)(2)(z) below of this paragraph, and the provisions of the Indenture will no longer be in effect with respect to the debt securities of such series, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same; provided, that the following conditions shall have been satisfied:

(i) the Company has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders for payment of the principal of and interest on the debt securities of such series, money or U.S. Government Obligations or a combination of money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification of such firm delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect of such funds payable by the Trustee, to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be;

(ii) such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(iii) no Default (as defined in the Indenture) with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit or at any time during the period specified in clause (iv)(2)(z) below;

(iv) the Company shall have delivered to the Trustee (1) either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this provision of the Indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (y) an opinion of counsel to the same affect as the ruling described in clause (x) above and based on a change in law and (2) an opinion of counsel to the effect that (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940, as amended, (y) the Holders of the debt securities of such series have a valid first priority security interest in the trust funds, and (z) after the passage of 123 days following the deposit (except after one year following the deposit, with respect to any trust funds for the account of any Holder of the debt securities of such series who may be deemed to be an “insider” as to an obligor on the debt securities of such series for purposes of the United States Bankruptcy Code), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (I) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained in the property of the Company, to the extent not paid to such Holders, the Trustee will hold, for the benefit of such Holders, a valid and perfected first priority security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute) and the Holders of the debt securities of such series will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

(v) if the debt securities of such series are then listed on a national securities exchange, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the defeasance contemplated by this provision of the Indenture of the debt securities of such series will not cause the debt securities of such series to be delisted; and

(vi) the Company has delivered to the Trustee an officers, certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the defeasance contemplated by this provision of the Indenture of the debt securities of such series have been complied with. Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (iv)(2)(z) of this paragraph, none of the Company’s obligations under the Indenture with respect to the debt securities of such series shall be discharged. Subsequent to the end of such 123-day (or one year) period, the Company’s obligations in Sections 2.2 (Execution and Authorization), 2.3 (Amount Unlimited; Issuable in Series), 2.4 (Denomination and Date of Securities; Payments of Interest), 2.5 (Registrar and Paying Agent; Agents Generally), 2.6 (Paying Agent to Hold Money in Trust), 2.7 (Transfer and Exchange), 2.11 (Cancellation), 4.2 (Maintenance of Office or Agency), 7.7 (Compensation and Indemnity), 7.8 (Replacement of Trustee), 8.5 (Repayment by Company) and 8.6 (Reinstatement) of the Indenture with respect to the debt securities of such series shall survive until such debt securities are no longer outstanding. Once there are no longer any debt securities of a particular series outstanding, only the Company’s obligations in Sections 7.7 (Compensation and Indemnity), 8.5 (Repayment by Company) and 8.6 (Reinstatement) of the Indenture with respect to the debt securities of such series shall survive. If and when a ruling from the Internal Revenue Service or an opinion of counsel referred to in clause (iv)(1) of this paragraph is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company’s obligations under Section 4.1 (Payment of Securities) of the Indenture, then the Company’s obligations under such Section 4.1 of the Indenture with respect to the debt securities of such series shall cease upon delivery to the Trustee of such ruling or opinion of counsel and compliance with the other conditions precedent provided for in this provision of the Indenture relating to the defeasance contemplated by this provision of the Indenture. (Section 8.2)

The Indenture provides that the Company may omit to comply with any term, provision or condition described under “—Certain Covenants,” and such omission shall be deemed not to be an Event of Default, with respect to the outstanding debt securities of any series if:

(i) the Company has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders of the debt securities of such series for payment of the principal of and interest, if any, on the debt securities of such series money or U.S. Government Obligations or a combination of money or U.S. Government Obligations in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification of such firm delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect of such funds payable by the Trustee, to pay and discharge the principal of and interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be;

(ii) such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(iii) no Default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit;

(iv) the Company has delivered to the Trustee an opinion of counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, as amended, (B) the Holders of the debt securities of such series have a valid first-priority security interest in the trust funds, (C) such Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) after the passage of 123 days following the deposit (except after one year following the deposit, with respect to any trust funds for the account of any Holder of the debt securities of such series who may be deemed to be an “insider” as to an obligor on the debt securities of such series for purposes of the United States Bankruptcy Code), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (1) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, to the extent not paid to such Holders, the Trustee will hold, for the benefit of such Holders, a valid and perfected first priority security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute), and the Holders of the debt securities of such series will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

(v) if the debt securities of such series are then listed on a national securities exchange, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the covenant defeasance contemplated by this provision of the Indenture of the debt securities of such series will not cause the debt securities of such series to be delisted; and

(vi) the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the covenant defeasance contemplated by this provision of the Indenture of the debt securities of such series have been complied with. (Section 8.3)

Modification of the Indenture

The Indenture provides that the Company and the Trustee may amend or supplement the Indenture or the debt securities of any series without notice to or the consent of any Holder:

(i) to cure any ambiguity, defect or inconsistency in the Indenture; provided, that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect;

(ii) to comply with Article 5 (Successor Corporation) of the Indenture;

(iii) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(iv) to evidence and provide for the acceptance of appointment under the Indenture with respect to the debt securities of any or all series by a successor Trustee;

(v) to establish the form or forms or terms of debt securities of any series or of the coupons appertaining to such debt securities as permitted by the Indenture;

(vi) to provide for uncertificated debt securities and to make all appropriate changes for such purpose; or

(vii) to make any change that does not materially and adversely affect the rights of any Holder. (Section 9.1)

The Indenture also provides that, without prior notice to any Holders, the Company and the Trustee may amend the Indenture and the debt securities of any series outstanding under the Indenture with the written consent of the Holders of a majority in principal amount of the outstanding debt securities of all series affected by such supplemental indenture (all such series voting as one class). The Indenture also provides that the Holders of a majority in principal amount of the outstanding debt securities of all series affected by such supplemental indenture (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the debt securities of such series. Notwithstanding the foregoing provision, without the consent of each Holder of the debt securities of each series affected by such supplemental indenture, an amendment or waiver, including a waiver pursuant to Section 6.4 of the Indenture, may not:

(i) extend the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such Holder’s debt security;

(ii) reduce the principal amount of such debt security or the rate of interest on such debt security (including any amount in respect of original issue discount), or any premium payable with respect to such debt security;

(iii) adversely affect the rights of such Holder under any mandatory repurchase provision or any right of repurchase at the option of such Holder;

(iv) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity of such debt security pursuant to the Indenture or the amount of such debt security provable in bankruptcy;

(v) change any place of payment where, or the currency in which, any debt security of such series or any premium or the interest on such debt security is payable;

(vi) impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of such debt security (or, in the case of redemption, on or after the redemption date or, in the case of mandatory repurchase, the date of such repurchase);

(vii) reduce the percentage in principal amount of outstanding debt security of such series the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture;

(viii) waive a Default in the payment of principal of or interest on, any debt security of such series;

(ix) cause any debt security of such series to be subordinated in right of payment to any obligation of the Company; or

(x) modify any of the provisions of this section of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding debt security of any series affected by such supplemental indenture.

A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of Holders of debt securities of such series with respect to such covenant or provision, shall be deemed not to affect the rights under the Indenture of the Holders of debt securities of any other series or of the coupons appertaining to such debt securities. It shall not be necessary for the consent of the Holders under this section of the Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance of such proposed amendment, supplement or waiver. After an amendment, supplement or waiver under this section of the Indenture becomes effective, the Company shall give to the Holders affected by such amendment, supplement or waiver a notice briefly describing such amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect in such notice, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. (Section 9.2)

Governing Law

The Indenture and the debt securities and any related guarantees will be governed by the laws of the State of New York.

Concerning the Trustee

The Company and its subsidiaries maintain ordinary banking relationships with The Bank of New York Mellon Trust Company N.A. and its affiliates and a number of other banks. The Bank of New York Mellon Trust Company N.A. also serves as trustee with respect to certain other outstanding debt securities of the Company and its subsidiaries.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle or obligate the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable supplement will describe:

•

the terms of the units and of the purchase contracts, warrants, debt securities, shares of preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	if applicable, a discussion of any material United States federal income tax considerations;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, guaranteed trust preferred securities or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Tyson, the trustees, the warrant agents, the unit agents or any other agent of Tyson, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Beneficial owners of securities generally will not receive certificates representing their ownership interests in the securities. However, if

•

the depositary notifies us that it is unwilling or unable to continue as a depositary for any securities or if the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days of the notification or of our becoming aware of the depositary’s ceasing to be so registered, as the case may be,

•	we determine, in our sole discretion, not to have the securities represented by one or more global securities, or

•	in the case of debt securities, an event of default under the indenture for such debt securities has occurred and is continuing with respect to such debt securities,

then, in each case, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

Tyson and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers.

The securities may be sold in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

We will describe in a prospectus supplement the particular terms of any offering of the securities, including the following:

•	the names of any underwriters or agents;

•	the proceeds we will receive from the sale;

•	any discounts and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the applicable securities may be listed.

If Tyson and/or the selling securityholders, if applicable, use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Tyson and/or the selling securityholders, if applicable, may sell securities through agents or dealers designated by them. Any agent or dealer involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent or dealer will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment and any dealer will purchase securities from Tyson and/or the selling securityholders, if applicable, as principal and may resell those securities at varying prices to be determined by the dealer.

Tyson and/or the selling securityholders, if applicable, also may sell securities directly. In this case, no underwriters or agents would be involved.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

Tyson and/or the selling securityholders, if applicable, may enter into agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers or agents may be required to make, and to reimburse them for certain expenses.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or other securities the prices of which may be used to determine payments on the securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of the securities or of such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

Tyson and/or the selling securityholders, if applicable, may solicit offers to purchase securities directly from, and we may sell securities directly to, institutional investors or others. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

Some or all of the securities may be new issues of securities with no established trading market. We cannot and will not give any assurances as to the liquidity of the trading market for any of our securities.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP or such other counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to Tyson Foods, Inc.’s Current Report on Form 8-K dated July 28, 2014 and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Tyson Foods, Inc. for the year ended September 28, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of The Hillshire Brands Company included in Exhibit 99.1 of Tyson Foods, Inc.’s Current Report on Form 8-K dated July 28, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to Be Paid
Registration fee	$	(*)
Printing		(**)
Legal fees and expenses (including Blue Sky fees)		(**)
Transfer agent and trustee fees		(**)
Rating agency fees		(**)
Accounting fees and expenses		(**)
Miscellaneous		(**)

TOTAL	$

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
**	Not presently known.

Item 15.	Indemnification of Directors and Officers

Registrants Incorporated Under the Delaware General Corporation Law

Tyson Foods, Inc. (“Tyson”) and Tyson Fresh Meats, Inc. (“TFM”) are each a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except:

• for any breach of the director’s duty of loyalty to the corporation or its stockholders;

• for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

• pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

• for any transaction from which the director derived an improper personal benefit.

In accordance with Section 102(b)(7) of the DGCL, the certificate of incorporation of Tyson includes a provision eliminating, to the fullest extent permitted by the DGCL, the liability of each corporation’s directors to such corporation or its stockholders for monetary damages for breach of fiduciary as director.

Section 145(a) of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his or her conduct was unlawful.

The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise. The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

In accordance with Section 145(a) of the DGCL, the by-laws of Tyson and TFM provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the DGCL against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Expenses incurred by a director or officer in defending such an action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay any amount if it is ultimately determined that such director or officer is not entitled to indemnification by the corporation as authorized by the relevant sections of the DGCL.

Pursuant to the by-laws of Tyson and TFM, Tyson and TFM may maintain a directors’ and officers’ insurance policy which insures the directors or officers of such corporation and those serving at the request of such corporation as a director, officer, employee or agent of another enterprise, against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to Delaware law. Tyson currently has a policy providing directors and officers liability insurance in certain circumstances.

In addition, Tyson has entered into separate indemnification agreements with certain of its current and former directors and executive officers. The indemnification agreements provide generally that Tyson will indemnify and advance expenses to the fullest extent permitted by applicable law. Each director and executive officer party to an indemnification agreement is entitled to be indemnified against all expenses, judgments, penalties and amounts paid in settlement actually and reasonably incurred.

Item 16.	Exhibits and Financial Statement Schedules

Reference is hereby made to the attached Exhibit Index, which is incorporated herein by reference.

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee for subordinated debt securities to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(c)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)	The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of any warrant or subscription period, to set forth the results of any warrant or subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springdale, State of Arkansas, on July 28, 2014.

TYSON FOODS, INC.

By:	/s/ Dennis Leatherby
Name: Dennis Leatherby
Title: Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis Leatherby and David L. Van Bebber, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date
/s/ Donnie Smith Donnie Smith	President and Chief Executive Officer (Principal Executive Officer)	July 28, 2014

/s/ Dennis Leatherby Dennis Leatherby	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 28, 2014

/s/ Curt T. Calaway Curt T. Calaway	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	July 28, 2014

/s/ John Tyson John Tyson	Chairman of the Board of Directors	July 28, 2014

/s/ Kathleen M. Bader Kathleen M. Bader	Director	July 28, 2014

/s/ Gaurdie E. Banister Jr. Gaurdie E. Banister Jr.	Director	July 28, 2014

/s/ Jim Kever Jim Kever	Director	July 28, 2014

/s/ Kevin M. McNamara Kevin M. McNamara	Director	July 28, 2014

/s/ Brad T. Sauer Brad T. Sauer	Director	July 28, 2014

Signature	Title	Date

/s/ Robert C. Thurber Robert C. Thurber	Director	July 28, 2014

/s/ Barbara A. Tyson Barbara A. Tyson	Director	July 28, 2014

/s/ Albert C. Zapanta Albert C. Zapanta	Director	July 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springdale, State of Arkansas, on July 28, 2014.

TYSON FRESH MEATS, INC.

By:	/s/ Dennis Leatherby
Name: Dennis Leatherby
Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints Dennis Leatherby and David L. Van Bebber, or any one or more of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donnie Smith Donnie Smith	President and Chief Executive Officer (Principal Executive Officer)	July 28, 2014

/s/ Dennis Leatherby Dennis Leatherby	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 28, 2014

/s/ Curt T. Calaway Curt T. Calaway	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	July 28, 2014

/s/ David L. Van Bebber David L. Van Bebber	Director	July 28, 2014

EXHIBIT INDEX

Exhibit No.	Document

1.1*	Form of Underwriting Agreement

4.1	Indenture, dated as of June 1, 1995, between the Company and The Bank of New York Mellon Trust Company N.A. (as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.)) (incorporated herein by reference to Exhibit 4 to the Company’s Registration Statement on Form S-3 (No. 333-42525) filed with the SEC on December 18, 1997)

4.2	Supplemental Indenture, dated as of September 18, 2006, among the Company, Tyson Fresh Meats, Inc. and The Bank of New York Mellon Trust Company N.A. (as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.)) (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 19, 2006)

4.3	Supplemental Indenture, dated as of September 15, 2008, between the Company and The Bank of New York Mellon Trust Company N.A. (as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.)) (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 15, 2008)

4.4	Supplemental Indenture dated as of June 13, 2012, between the Company and The Bank of New York Mellon Trust Company N.A. (as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.)) (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed June 13, 2012)

4.5*	Form of Debt Security

4.6*	Form of Warrant Agreement

4.7*	Form of Purchase Contract

4.8*	Form of Unit Agreement

4.9	Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 1998)

4.10	Fifth Amended and Restated By-laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed for the period ended June 29, 2013)

5.1	Opinion of Davis Polk & Wardwell LLP

12.1	Statement regarding computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 29, 2014)

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages of the Registration Statement)

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company N.A., as trustee for senior debt securities

25.2**	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee for subordinated debt securities

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.
**	To be filed, if necessary, on a Form T-1 and incorporated herein by reference.